Exhibit 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     Amendment No. 1 dated as of 4th January, 2010 to Employment Agreement dated as of 1 November 2008 between Brightpoint Australia Pty Ltd (the “Employer” or the “Company”), and Raymond Bruce Thomlinson (the “Employee”).
     WHEREAS, the Employer and the Employee have entered into an employment agreement dated as of 1 November 2008 (the “Employment Agreement”);
     WHEREAS, Employer and Employee wish to amend the sections of the Employment Agreement as provided below as approved by the Company;
     NOW, THEREFORE, the Employer and Employee hereby amend section 6 (Termination) by adding the following:
     6.5. If the Employer or the Executive has not exercised the option to convert the Employee’s status to an independent contractor for Employer, then, upon a Change in Control, if in breach of this Agreement, the Employer terminates the Executive’s employment, other than pursuant to Sections 6.1, 6.2 or 6.3 hereof, then the Employer shall pay to the Executive the greater of a) an amount equivalent to the Salary that would be paid to Executive during the remaining Term of this Agreement (December 31, 2013) or b) US$1,000,000.
Except as provided above, all other provisions of the Employment Agreement shall remain unchanged and in full force and effect.
          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

Signed by	)

Brightpoint Australia Pty Ltd	)

By a director and secretary/director	)

/s/ Steven E. Fivel		/s/ Anthony Boor

Signature of director		Signature of director

Steven E. Fivel		Anthony Boor

Name of director (please print)		Name of director (please print)

Signed by	)

Raymond Bruce Thomlinson	)

In the presence of:	)

/s/ Karyn Graf		/s/ Raymond Bruce Thomlinson

Signature of witness		Signature of Raymond Bruce Thomlinson

KARYN GRAF Name of witness (please print)